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                                                                     EXHIBIT 8.1

                                                            __, 2006

Euroseas Ltd.
Aethrion Center
40 Ag. Konstantinou Street
151 24 Maroussi
Greece

RE:   EUROSEAS LTD.

Ladies and Gentlemen:

            You have requested our opinion regarding certain United States federal income tax matters relating to the registration for re-sale of shares of common stock of Euroseas Ltd. (the "Company") by certain holders of such stock, as described in the prospectus included in the Registration Statement filed by Euroseas on Form F-l (File No. 333-129145) with the Securities and Exchange Commission (the "Registration Statement") on October 20, 2005, as thereafter amended or supplemented.

            In formulating our opinion as to these matters, we have examined such documents as we have deemed appropriate, including the Registration Statement. We also have obtained such additional information as we have deemed relevant and necessary from representatives of Euroseas. Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

            Based on the facts as set forth in the Registration Statement and, in particular, on the representations, covenants, assumptions, conditions and qualifications described under the captions "Risk Factors" and "Tax Considerations" therein, we hereby confirm that the opinions of Seward & Kissel LLP with respect to United States federal income tax matters are those opinions attributed to Seward & Kissel LLP expressed in the Registration Statement under the captions "Tax Considerations." In addition, the tax discussion set forth under the captions "Risk Factors - U.S. tax authorities could treat us as a `passive foreign investment company,' which could have adverse U.S. federal income tax consequences to U.S. holders" and "Risk Factors - We may have to pay tax on United States source income, which would reduce our earnings" sets out our opinion as to the tax matters discussed therein.

            Our opinions and the tax discussion as set forth in the Registration Statement are based on the current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service which may be cited or used as precedents, and case law, any of which may be changed at any
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time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to above by reference to the Registration Statement.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,



                                          /s/ SEWARD & KISSEL LLP




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